U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report: February 20, 2004 (Date of earliest event reported)

As filed with the Securities and Exchange Commission on March 5, 2004 Commission File No. 333-102081 ----------------------------------------------------------------------------

HEMPTOWN CLOTHING INC. (Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	2300 (Primary Standard Industrial Classification Number)	98-0359306 (I.R.S. Employer Identification Number)
Suite 2550 – 555 W. Hastings St., Vancouver, B.C., Canada, V6B 4N5 (registered office)

1307 Venables Street Vancouver, B.C., Canada, V5L 2G1 Tel: (604) 255-5005 Fax: (604) 255-5038 (operating office)

With copy to:

Devlin Jensen Barristers & Solicitors Attention: Mike Shannon 2550 – 555 W. Hastings St. Vancouver, B.C. Canada, V6B 4N5

ITEM 6.	Resignations of Registrant’s Directors.

Effective February 20, 2004, Ms. Lesley Hayes resigned as a Director of the Company.

ITEM 7.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

17.1 Ms. Lesley Hayes’ letter of Resignation.

SIGNATURES

                In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMPTOWN CLOTHING INC.

Date: March 5, 2004	By /s/ Jerry Kroll :
Jerry Kroll, President